Exhibit 32.2

CERTIFICATIONS OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

                          CERTIFICATIONS PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

                           (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of ZULU ENERGY CORP., a Colorado corporation (the "Company"), on Form 10-QSB for the quarter ended December 31, 2006, as filed with the Securities and Exchange Commission (the "Report"), Brant E. Hodyno, Chief Executive Officer of the Company and Peter Hodynop, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2003 (18 U.S.C.  1350), that to his knowledge:

   (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Brant E. Hodyno

     Brant Hodyno, Chief Executive Officer

         February 25, 2007

/s/ Peter Hodyno

    Peter Hodyno, Secretary/Treasurer, Chief Financial Officer and Principal Accounting Officer

     February 25, 2007

A signed original of this written statement required by Section 906 has been provided to ZULU ENERGY CORP. and will be retained by ZULU ENERGY CORP. and furnished to the Securities and Exchange Commission or its staff upon request.